SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 1, 2011, PDI, Inc. issued a press release announcing that, through a newly formed business unit, Interpace BioPharma, LLC, it has entered into a fee-for-service agreement with a pharmaceutical company to market in the United States and its territories a treatment for pain of the knee.  The agreement is expected to generate approximately $10 million of revenues to PDI in 2011 and $55 million over the life of the contract.  The agreement, which runs through December 31, 2013, includes an option for a contract extension.  Under the agreement, Interpace will provide a dedicated full-time sales team and a fully integrated strategic and operational management team that, together with the pharmaceutical company, are responsible for the U.S. commercialization of the product.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

99.1	Press Release dated August 1, 2011.

* * * * * * *

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By:/s/ Jeffrey Smith
Jeffrey Smith
Chief Financial Officer

Date: August 1, 2011